Exhibit 99.1

Zevra Therapeutics Completes Acquisition of Acer Therapeutics in its Journey to Become a Leading Rare Disease Company

Acquisition includes OLPRUVA®, an FDA-approved treatment for urea cycle disorders (UCDs), which propels Zevra into commercial stage, diversifying its revenue and providing scale

Settlement of Acer’s warrant obligations through direct transaction with a healthcare focused investment fund adds quality healthcare investor to Zevra’s shareholder base

Celebration, FL – November 20, 2023 – Zevra Therapeutics, Inc. (NasdaqGS: ZVRA) (Zevra, or, the Company), a rare disease therapeutics company, today announced the completion of its acquisition of Acer Therapeutics Inc. (Acer) which marks a significant step forward in executing Zevra’s strategy to become a leader in developing and commercializing treatments for rare diseases and furthers the Company’s commitment to supporting patient communities with limited or no existing therapeutic options. As previously announced on August 31, 2023, the capital-efficient transaction included approximately 2.96 million shares of Zevra stock and contingent value rights (CVRs) issued in exchange for all outstanding shares of Acer. The CVRs represent the right to receive up to $76 million payable upon the achievement of certain regulatory and net sales milestones, net of the amount payable, if any, to SWK Funding LLC, a former warrantholder of Acer. In addition, immediately prior to the signing and announcement of the merger agreement, Zevra purchased Acer’s senior secured debt for a combination of cash, Zevra stock and notes valued at $28.5 million as a condition of entering into the merger agreement with Acer.

“Today’s acquisition marks an exciting milestone for Zevra as we advance our mission to deliver therapies to the rare disease community,” said Neil F. McFarlane, President and Chief Executive Officer of Zevra. “With our combined resources, expanded portfolio, and expert capabilities, we have the opportunity to make a tremendous impact on the lives of people with serious rare diseases. We are excited about the opportunities ahead for patients and remain focused on executing our strategic priorities to create long-term shareholder value.”

The acquisition of Acer brings multiple rare disease assets and increases Zevra’s revenue potential with the addition of OLPRUVA®, which is indicated for the treatment of certain urea cycle disorders (UCDs), expands Zevra’s clinical portfolio with EDSIVO™, currently in Phase 3 for vascular Ehlers-Danlos syndrome (vEDS). The acquisition brings complementary assets and bolsters Zevra’s commercial and development capabilities with the addition of key Acer personnel and existing commercial systems.

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“The integration of Acer’s programs, capabilities and accomplished team complements and enhances Zevra’s portfolio, and advances our mission to bring life-changing therapies to patients with rare diseases,” said Joshua Schafer, Chief Commercial Officer and Executive Vice President of Business Development of Zevra. “Acer’s programs and capabilities are an excellent fit for Zevra, particularly OLPRUVA for UCDs, which is a serious rare genetic metabolic disorder. There is a high degree of overlap between the diagnosing physicians and Centers of Excellence where patients with UCDs and Niemann-Pick disease type C (NPC) are treated. We believe this overlap will allow us to realize synergies and scale to efficiently commercialize both programs.”

Subsequent to the closing of the Acer transaction, Zevra announced that it has agreed to sell an aggregate of 1,382,489 shares of its common stock and accompanying warrants to purchase up to 1,382,489 shares of common stock at a price of $4.34 per share to a healthcare focused investment fund (the “Investor”) for gross proceeds of approximately $6.0 million and an aggregate of 917,934 shares of its common stock to cancel a warrant held by the Investor to purchase 2,920,306 shares of common stock of Acer (the “Transaction”). The shares of common stock and the warrants were offered and sold to the Investor in a registered direct offering conducted without an underwriter or placement agent. The Transaction is expected to close on or about November 22, 2023, subject to customary closing conditions.

The securities described above are being sold by Zevra pursuant to a registration statement on Form S-3 (Registration No. 333-257661), which was filed with the Securities Exchange Commission (the “SEC”) on July 2, 2021, and became effective on July 12, 2021, and the prospectus contained therein, as supplemented by a prospectus supplement to be filed with the SEC. The securities will be sold only by means of a prospectus, forming a part of the effective registration statement. Electronic copies of the accompanying prospectus may be obtained, when available, by visiting the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sales of the securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Bryan Cave Leighton Paisner LLP served as legal advisor to Zevra, and Canaccord Genuity LLC served as exclusive financial advisor to Zevra for the merger transactions. Pillsbury Winthrop Shaw Pittman LLP served as legal advisor to Acer, and William Blair & Company, LLC served as exclusive financial advisor to Acer.

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About Urea Cycle Disorders:

Urea cycle disorders (UCDs) are a group of rare, genetic disorders that can cause harmful ammonia build-up in the blood, potentially resulting in brain damage and neurocognitive impairments, if ammonia levels are not controlled.i Any increase in ammonia over time is serious. Therefore, it is important to adhere to any dietary protein restrictions and have alternative medication options to help control ammonia levels.

About OLPRUVA®:

ACER-001 (sodium phenylbutyrate) was approved for the treatment of certain UCDs in December 2022 and has recently been marketed under the brand name, OLPRUVA®. OLPRUVA (sodium phenylbutyrate) for oral suspension is a prescription medicine indicated as adjunctive therapy to standard of care, which includes dietary management, for the chronic management of adult and pediatric patients weighing 20 kg (44 pounds) or greater and with a body surface area (BSA) of 1.2 m2 or greater, with urea cycle disorders (UCDs) involving deficiencies of carbamylphosphate synthetase (CPS), ornithine transcarbamylase (OTC), or argininosuccinic acid synthetase (AS). Please see Important Safety Information and full Prescribing Information, including Patient Information.

Important Safety Information:

Certain medicines may increase the level of ammonia in your blood or cause serious side effects when taken during treatment with OLPRUVA. Tell your doctor about all the medicines you or your child take, especially corticosteroids, valproic acid, haloperidol, and/or probenecid.

OLPRUVA can cause serious side effects, including: 1) nervous system problems (neurotoxicity); symptoms include sleepiness, tiredness, lightheadedness, vomiting, nausea, headache, confusion; 2) low potassium levels in your blood (hypokalemia) and 3) conditions related to swelling (edema). OLPRUVA contains salt (sodium), which can cause swelling from salt and water retention. Tell your doctor right away if you or your child experience any of these symptoms. Your doctor may do certain blood tests to check for side effects during treatment with OLPRUVA. If you have certain medical conditions such as heart, liver or kidney problems, are pregnant/planning to get pregnant or breast-feeding, your doctor will decide if OLPRUVA is right for you.

The most common side effects of OLPRUVA include absent or irregular menstrual periods, decreased appetite, body odor, bad taste or avoiding foods you ate prior to getting sick (taste aversion). These are not all of the possible side effects of OLPRUVA. Call your doctor for medical advice about side effects. You may report side effects to FDA at 1-800-FDA-1088.

About Zevra Therapeutics:

Zevra Therapeutics is a rare disease company melding science, data, and patient need to create transformational therapies for diseases with limited or no treatment options. With unique, data-driven clinical, regulatory, and commercialization strategies, the Company is overcoming complex drug development challenges to bring much-needed therapies to patients. With both regulatory and clinical-stage product candidates, the Company is building its commercial capability to make new therapies available to the rare disease community.

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Expanded access programs are made available by Zevra Therapeutics and its affiliates and are subject to the Company’s Expanded Access Program (EAP) policy as published on its website at www.zevra.com. Participation in these programs is subject to the laws and regulations of each jurisdiction under which each respective program is operated. Eligibility for participation in any such program is at the treating physician’s discretion.

Cautionary Note Concerning Forward-Looking Statements:

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and which can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue,” “could,” “intend,” “target,” “predict,” or the negative versions of those words or other comparable words or expressions, although not all forward-looking statements contain these identifying words or expressions. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements include without limitation statements regarding the benefits of, and synergies related to the merger transaction, the financial and operating performance of the combined company following the merger, potential strategic implications as a result of the merger transaction, Zevra’s path to profitability, Zevra’s strategic and product development objectives, including with respect to becoming a leading, commercially-focused rare disease company, Zevra’s plans to build out commercial teams for products or product candidates, Zevra’s commercial infrastructure investments and the impact of the transaction on them, Zevra’s industry, plans, goals and expectations concerning market position, future operations and other financial and operating information, and the potential for achievement of the milestones that would trigger cash payments pursuant to the CVRs issued to the Acer stockholders. Forward-looking statements are based on information currently available to Zevra and its current plans or expectations, and are subject to several known and unknown uncertainties, risks, and other important factors that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including, but not limited to, uncertainties involving the following: responses of competitors to the combined company resulting from the transaction; unexpected costs, charges or expenses of the combined company following the completion of the transaction; the ability of Zevra to successfully integrate Acer’s operations, products, product candidates and technology; the ability of Zevra to implement its plans, forecasts and other expectations with respect to Acer’s business after the completion of the transaction and realize additional opportunities for growth and innovation; the ability of Zevra to realize the anticipated synergies and related benefits from the transaction in the anticipated amounts or within the anticipated timeframes or at all; and the ability to maintain relationships with Zevra’s and Acer’s respective employees, customers, other business partners and governmental authorities. These and other important factors are described in detail in the “Risk Factors” section of Zevra’s and Acer’s Annual Reports on Form 10-K for the year ended December 31, 2022, as updated in Zevra’s and Acer’s Quarterly Reports on Form 10-Q for the quarter ended September 30, 2023, and Zevra’s and Acer’s other filings with the Securities

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and Exchange Commission. While Zevra may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, except as required by law, even if subsequent events cause their respective views to change. Although Zevra believes the expectations reflected in such forward-looking statements are reasonable, it cannot assure that such expectations will prove correct. These forward-looking statements should not be relied upon as representing Zevra’s views as of any date after the date of this press release.

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Zevra Contacts:

Nichol Ochsner

+1 (732) 754-2545

nochsner@zevra.com

Janine Bogris

+1 (201) 245-6838

Janine.bogris@canalecomm.com

[i]

Ah Mew N, et al. Urea cycle disorders overview [updated June 22, 2017]. In: Adam MP, Ardinger HH, Pagon RA, et al, eds. GeneReviews® [Internet]. University of Washington; 1993-2022. Accessed March 20, 2022.